UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

G&K Services, LLC

(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 21, 2017, Cintas Corporation (“Parent”) completed its previously announced acquisition of G&K Services, Inc. (the “Company”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 15, 2016, by and among Parent, the Company and Bravo Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and becoming a wholly owned subsidiary of Parent. Following the completion of the Merger, Parent converted the Surviving Corporation from a Minnesota corporation to a Minnesota limited liability company (the “Conversion”) named G&K Services, LLC (the “Converted Company”).

Effective March 21, 2017, the Credit Agreement, dated as of April 15, 2015, by and among the Company, G&K Services Canada Inc., an Ontario corporation, the financial institutions from time to time party thereto, as lenders, Wells Fargo Bank National Association, as Administrative Agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents and SunTrust Bank and PNC Bank, National Association as Co-Documentation Agents was terminated and the obligations thereunder were paid in full.

Effective March 21, 2017, the Second Amended and Restated Loan Agreement, dated as of September 29, 2010, by and among G&K Receivables Corp., a Minnesota corporation, as borrower, the Company, as initial service and performance guarantor, SunTrust Bank, and SunTrust Robinson Humphrey, Inc., (as amended, restated, supplemented or otherwise modified) was terminated and the obligations thereunder were paid in full.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 21, 2017, pursuant to the terms of the Merger Agreement, Parent completed its acquisition of the Company through the Merger. At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.50, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (1) dissenting shares and (2) shares held by the Company, Parent, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) was converted into the right to receive $97.50 in cash, without interest (the “Per Share Merger Consideration”).

In addition, at the Effective Time, subject to certain exceptions, each option to purchase Common Stock outstanding as of the Effective Time, whether vested or unvested, was converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Common Stock subject to such option and (2) the amount by which the Per Share Merger Consideration exceeded the exercise price per share, less any applicable taxes. Subject to certain exceptions, as of the Effective Time, all other equity and equity-based awards of the Company, subject to time-based or performance-based vesting conditions, were vested and converted into the right to receive the Per Share Merger Consideration provided for under their terms as were in effect immediately prior to the Effective Time.

A copy of the Merger Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on August 16, 2016 and is incorporated herein by reference. The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, all of the issued and outstanding stock of the Company is currently owned by Parent. In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) on March 21, 2017 that each share of Common Stock (other than (1) dissenting shares and (2) shares held by the Company, Parent, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, which were canceled) issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Per Share Merger Consideration. On March 21, 2017, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to remove the Common Stock from the listing on NASDAQ and to deregister the Common Stock. Additionally, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

A change in control of the Company occurred on March 21, 2017 when, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the Surviving Corporation. In the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (1) dissenting shares and (2) shares held by the Company, Parent, Merger Sub or any of their respective wholly owned subsidiaries) was converted into the right to receive the Per Share Merger Consideration. As a result of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

Parent paid approximately $2.2 billion in the aggregate as consideration for the Merger. Parent used (i) the net proceeds from its public offering of senior notes, (ii) borrowings under its new term loan agreement and (iii) borrowings under its commercial paper program to finance the Merger.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of John S. Bronson, Lynn Crump-Caine, Wayne M. Fortun, Thomas R. Greco, Douglas A. Milroy, Ernest J. Mrozek, M. Lenny Pippin, Alice M. Richter and Lee J. Schram ceased to be directors of the Company. Additionally, effective as of the Effective Time, each of Douglas A. Milroy, Tracy C. Jokinen, Jeffrey L. Cotter, Ian G. Davis and Kevin A. Fancey ceased to be executive officers of the Company.

Pursuant to the Merger Agreement, at the Effective Time, Scott D. Farmer and Thomas E. Frooman became the directors of the Surviving Corporation. Additionally, Scott D. Farmer became the Chief Executive Officer, J. Michael Hansen became the Vice President – Finance and Chief Financial Officer, and Thomas E. Frooman became the Senior Vice President, Secretary and General Counsel of the Surviving Corporation.

In connection with the Conversion, the Converted Company is managed by its sole member and has no directors. The officers of the Surviving Corporation became the officers of the Converted Company.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Merger, were amended in their entirety in the form of the articles of incorporation attached as Exhibit 3.1 hereto and incorporated by reference herein.

Following the completion of the Merger, Parent converted the Surviving Corporation from a Minnesota corporation to a Minnesota limited liability company named G&K Services, LLC. Copies of the articles of organization and the limited liability company agreement of the Surviving Corporation are attached as Exhibits 3.2 and 3.3, respectively, hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

  (d)  Exhibits.

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger, among Cintas Corporation, G&K Services, Inc. and Bravo Merger Sub, Inc., dated as of August 15, 2016 (incorporated by reference to Exhibit 2.1 of G&K Services’ Current Report on Form 8-K filed with the SEC on August 16, 2016).

3.1	Articles of Incorporation of G&K Services, Inc., adopted March 21, 2017.

3.2	Articles of Organization of G&K Services, LLC, adopted March 21, 2017.

3.3	Operating Agreement of G&K Services, LLC, adopted March 21, 2017.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, LLC

March 22, 2017	By:	/s/ J. Michael Hansen
	Name:	J. Michael Hansen
	Title:	Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1*

Agreement and Plan of Merger, among Cintas Corporation, G&K Services, Inc. and Bravo Merger Sub, Inc., dated as of August 15, 2016 (incorporated by reference to Exhibit 2.1 of G&K Services’ Current Report on Form 8-K filed with the SEC on August 16, 2016).

3.1	Articles of Incorporation of G&K Services, Inc., adopted March 21, 2017.

3.2	Articles of Organization of G&K Services, LLC, adopted March 21, 2017.

3.3	Operating Agreement of G&K Services, LLC, adopted March 21, 2017.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request.